                                                                    Exhibit 5(a)

CBS CORPORATION
                                                    Louis J. Briskman
                                                    Executive Vice President and
                                                    General Counsel
                                                    11 Stanwiz Street
                                                    Pittsburgh, PA 15222-1384
                                                    Phone: 412-642-3966



July 7, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

As Executive Vice President and General Counsel of CBS Corporation, a Pennsylvania corporation (the "Company"), I or lawyers who report to me or other counsel have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 aggregate principal amount of 7.15% Senior Notes due 2005 (the "Exchange Notes") of the Company.

In so acting, I am in a position that has provided me with an opportunity to examine, either personally or directly through lawyers who report to me or through other counsel, originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture, dated as of May 20, 1998 by and between the Company and Citibank, N.A., as trustee (the "Trustee"), pursuant to which the Exchange Notes will be issued (the "Indenture"), the form of Exchange Note included as Exhibit 4(c) to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Additionally, I have, either personally or directly through lawyers who report to me or through other counsel, made such inquiries of such officers and representatives of the Company as I have deemed relevant and necessary.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the

Securities and Exchange Commission
July 7, 1998
Page 2

authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.] The opinions set forth below are also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Trustee.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Exchange Notes are duly authorized, and when duly executed on behalf of the Company, and assuming authentication, issuance and delivery by the Trustee under the Indenture in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that the waiver of rights under any usury laws contained in the Indenture may be unenforceable.

The opinions herein are limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to this opinion under the caption "Legal Matters" in the Prospectus.


Very truly yours,

/s/Louis J. Briskman

Louis J. Briskman
Executive Vice President
and General Counsel